UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 27, 2012

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 30, 2012, Ceradyne, Inc., a Delaware corporation (the “Company” or “Ceradyne”), 3M Company (“3M”) and Cyborg Acquisition Corporation (“Purchaser”), a wholly owned subsidiary of 3M, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to purchase all outstanding shares of the common stock of Ceradyne (the “Shares”) at a price of $35.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 15, 2012 (as amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constituted the “Offer”).

On November 28, 2012, 3M announced that the initial offering period of the Offer expired at 5:00 p.m., New York City time, on November 27, 2012, and that as of such time, based on the information provided by the depositary for the Offer, a total of 21,093,164 Shares were validly tendered and not withdrawn in the Offer, representing approximately 87.7% of Ceradyne’s then outstanding Shares (or approximately 85.8% calculated on a fully diluted basis). In addition, Notices of Guaranteed Delivery were delivered with respect to 1,824,343 Shares, representing approximately 7.6% of Ceradyne’s then outstanding Shares.  Purchaser accepted for payment all Shares that were validly tendered and not withdrawn in accordance with the terms of the Offer.

In order to accomplish the Merger (as defined below), on November 28, 2012, pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser exercised the Top-Up Option (as defined below), which permitted Purchaser to purchase the Top-Up Shares (as defined below). Immediately following the issuance of the Top-Up Shares to Purchaser, Purchaser owned in excess of 90% of the Shares outstanding at such time.

On November 28, 2012, Purchaser effected a short-form merger under Delaware law, pursuant to which Purchaser merged with and into Ceradyne (the “Merger”), with Ceradyne surviving as a wholly owned subsidiary of 3M.

The information set forth in Item 3.03 and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Ceradyne’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 2, 2012 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Offer and the Merger, Ceradyne no longer fulfills the numerical listing requirements of The NASDAQ Stock Market (“NASDAQ”).  Accordingly, on November 28, 2012, Ceradyne notified NASDAQ of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC to delist and deregister the Shares.  On November 28, 2012, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. Ceradyne also intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of Ceradyne’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Shares under Section 12(g) of the Exchange Act. The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.02                                           Unregistered Sales of Equity Securities.

In order to complete the Merger, and pursuant to Section 1.8 of the Merger Agreement, on November 28, 2012, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase Shares directly from Ceradyne, and Ceradyne issued 7,594,319 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share equal to the Offer Price, pursuant to the Top-Up Option.  Purchaser paid for the Top-Up Shares by delivery of (i) $75,943.19 in cash, an amount equal to the par value of the Top-Up Shares; and (ii) a promissory note in the principal amount of $265,725,222.81. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by 3M and Purchaser at the time of exercise of the Top-Up Option, represented one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares (after giving effect to the issuance of Shares pursuant to the exercise of the Top-Up Option). The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03                                           Material Modification to Rights of Security Holders.

As a result of the Merger and at the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares as to which the holder has properly exercised and perfected appraisal rights and Shares held by Ceradyne, 3M or their respective wholly-owned subsidiaries) was, by virtue of the Merger and without any action on the part of the holders thereof, cancelled and converted into the right to receive $35.00 per Share in cash, without interest and less any required withholding taxes.  At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of Ceradyne (other than their right to receive $35.00 per Share in cash without interest thereon and less any required withholding taxes).

The information disclosed under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01                                           Changes in Control of Registrant.

On November 27, 2012, upon Purchaser’s acceptance for payment of all Shares that were validly tendered and not withdrawn in accordance with the terms of the Offer, a change in control of Ceradyne occurred.  The information disclosed under Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time on November 28, 2012, in accordance with the Merger Agreement, William R. Myers, the sole director of Purchaser immediately before the Merger became the sole director of Ceradyne.  In addition, on November 28, 2012, Mark G. Colin, Steven A. Rinta and Kenneth D. Wilson became directors of Ceradyne. Accordingly, each of Joel P. Moskowitz, Richard A. Alliegro, Frank Edelstein, Richard A. Kertson, Milton L. Lohr and Siegfried Müssig, Ph.D., ceased serving as members of Ceradyne’s board of directors at the Effective Time.

On November 28, 2012, (i) Joel P. Moskowitz ceased to be President and Chief Executive Officer of Ceradyne and became Vice President Strategic Planning, (ii) David P. Reed ceased to be Vice President, President of North American Operations and Assistant Corporate Secretary and became President North American Operations, (iii) Bruce R. Lockhart ceased to be Vice President and President of Thermo Materials and (iv) Thomas Juengling ceased to be Vice President and President of ESK Ceramics.  In addition, on November 28, 2012, Mark G. Colin became President of Ceradyne.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, Ceradyne’s certificate of incorporation was amended and restated in its entirety to read as set forth in Exhibit C to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”).

Also pursuant to the Merger Agreement, at the Effective Time, Ceradyne’s bylaws were amended and restated in their entirety to be identical to the bylaws of Purchaser, as in effect immediately prior to the Effective Time (the “Amended and Restated Bylaws”).

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of Ceradyne, Inc., amended as of November 28, 2012 (incorporated by reference to Exhibit C to Exhibit 2.1 to the Form 8-K filed by Ceradyne, Inc. on October 2, 2012).

3.2	Amended and Restated Bylaws of Ceradyne, Inc., amended as of November 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

December 3, 2012	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of Ceradyne, Inc., amended as of November 28, 2012 (incorporated by reference to Exhibit C to Exhibit 2.1 to the Form 8-K filed by Ceradyne, Inc. on October 2, 2012).

3.2	Amended and Restated Bylaws of Ceradyne, Inc., amended as of November 28, 2012.